                                                                    EXHIBIT 99.4

                                PROVIDENT BANK

                              400 Rella Boulevard
                          Montebello, New York 10901
                                (914) 369-8040

                   ----------------------------------------

                     NOTICE OF SPECIAL MEETING OF MEMBERS

                   ----------------------------------------

     Notice is hereby given that a Special Meeting of Members (the "Special Meeting") of Provident Bank (the "Bank"), will be held at [THE MAIN OFFICE OF THE BANK, LOCATED AT 400 RELLA BOULEVARD, MONTEBELLO, NEW YORK, ON ________, DECEMBER __, 1998 AT _____ A.M.], New York time. The purpose of this Special Meeting is to consider and vote upon:

     The approval of a Plan of Reorganization from Mutual Savings Bank to Mutual Holding Company and Stock Issuance Plan (the "Plan") pursuant to which the Bank will be reorganized into the mutual holding company structure. As part of the Plan, the Bank will convert to a federally-chartered stock savings bank which will be wholly-owned by Provident Bancorp, Inc., a to-be formed federal corporation (the "Company"). Pursuant to the Plan, the Company will issue 53.4% of its to-be outstanding shares of common stock to Provident Bancorp, MHC, a federal mutual holding company that will be formed pursuant to the Plan, and offer for sale to certain depositors and borrowers 46.6% of its to-be outstanding shares of common stock; and

such other business as may properly come before this Special Meeting or any adjournment thereof. Management is not aware of any such other business.

     The members who shall be entitled to notice of and to vote at the Special Meeting and any adjournment thereof are depositors at the close of business on _______, 1998 and borrowers of the Bank as of July 9, 1998 whose borrowings remained outstanding as of ____, 1998. In the event there are insufficient votes for approval of the Plan at the time of the Special Meeting, the Special Meeting may be adjourned from time to time in order to permit further solicitation of proxies.


                              BY ORDER OF THE BOARD OF DIRECTORS



                              George Strayton
                              President and Chief Executive Officer

Montebello, New York
November __, 1998

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               YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
             FOR APPROVAL OF THE PLAN BY SIGNING AND RETURNING THE
         ENCLOSED PROXY CARD OR CARDS AND RETURNING IT IN THE ENCLOSED
                  POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

                          YOUR VOTE IS VERY IMPORTANT
--------------------------------------------------------------------------------

                                PROVIDENT BANK

                                PROXY STATEMENT

          SPECIAL MEETING OF MEMBERS TO BE HELD ON DECEMBER __, 1998

                              PURPOSE OF MEETING

     This Proxy Statement is being furnished to you in connection with the solicitation on behalf of the Board of Directors of Provident Bank (the "Bank") of proxies to be voted at the Special Meeting of Members (the "Special Meeting") of the Bank to be held at [THE MAIN OFFICE OF THE BANK, LOCATED AT 400 RELLA BOULEVARD, MONTEBELLO, NEW YORK ON DECEMBER __, 1998 AT ____ A.M.] New York time and at any adjournments thereof. The Special Meeting is being held for the purpose of considering and voting upon a Plan of Reorganization from Mutual Savings Bank to Mutual Holding Company and Stock Issuance Plan (the "Plan") under which the Bank would reorganize into the mutual holding company structure (the "Reorganization"). In the Reorganization, the Bank would be converted from its present mutual form of organization into a federally chartered savings bank organized in stock form and all the common stock of the stock savings bank would be issued concurrently to Provident Bancorp, Inc. (the "Company"), a federal corporation. The Company would issue 53.4% of its Common Stock (the "Common Stock") to Provident Bancorp, MHC, a to-be formed federal mutual holding company (the "Mutual Holding Company") and offer and sell 46.6% of its to-be outstanding shares of Common Stock in a subscription offering (the "Subscription Offering") and, possibly, a community offering (the "Community Offering") and/or a syndicated community offering (the "Syndicated Community Offering," together, the "Offering"). References to the Bank include Provident Bank in stock form, as indicated by the context. Capitalized terms that are not defined herein shall have the definitions set forth in the accompanying prospectus (the "Prospectus"). YOU MAY OBTAIN A COPY OF THE PLAN BY COMPLETING AND RETURNING THE ENCLOSED POSTAGE PRE-PAID PLAN REQUEST CARD OR CALLING THE INFORMATION CENTER, (800) ____-_______.

     A detailed description of the Reorganization and Offering is set forth in the section of the Prospectus entitled "The Reorganization and Offering," which is incorporated herein by reference.

     THE SUBSCRIPTION OFFERING HAS COMMENCED AS OF THE DATE OF MAILING OF THIS PROXY STATEMENT. A PROSPECTUS EXPLAINING THE TERMS OF THE OFFERING, INCLUDING HOW TO ORDER AND PAY FOR SHARES AND DESCRIBING THE BUSINESS OF THE BANK, THE COMPANY AND THE MUTUAL HOLDING COMPANY, ACCOMPANIES THIS PROXY STATEMENT AND SHOULD BE READ BY ALL PERSONS WHO WISH TO CONSIDER SUBSCRIBING FOR COMMON STOCK. THE OFFERING EXPIRES AT 10:00 A.M., NEW YORK TIME ON DECEMBER __, 1998 UNLESS EXTENDED BY THE BANK AND THE COMPANY.

                      SUMMARY OF PROPOSED REORGANIZATION

     This summary does not purport to be complete and is qualified in its entirety by the more detailed information contained in the remainder of this Proxy Statement and the accompanying Prospectus.

     Under its present mutual form of organization, the Bank has no stockholders. Its deposit account holders and certain borrowers are members of the Bank and have voting rights in that capacity. In the unlikely event of liquidation, the Bank's deposit account holders would have the sole right to receive any assets of the Bank remaining after payment of its liabilities (including the claims of all deposit account holders to the withdrawal value of their deposits). Under the Plan to be voted on at the Special Meeting, the Bank would reorganize into the mutual holding company structure. In the Reorganization, the Bank would be converted into a federally chartered savings bank organized in stock form and all of the Bank's common stock would be issued concurrently to the Company. The Company will issue 53.4% of its to-be outstanding shares of Common Stock to the Mutual Holding Company and offer and sell 46.6% of its to-be outstanding shares of Common Stock in a subscription offering (1) to depositors with aggregate account balances of $50 or more as of December 31, 1996 ("Eligible Account Holders"), (2) to tax-qualified employee stock benefit plans of the Bank ("Tax-Qualified Employee Plans"), (3) to depositors of the Bank with aggregate account balances of $50 or more as of September 30, 1998 ("Supplemental Eligible Account Holders"), (4) to depositors of the Bank as of ________, 1998 and borrowers of the Bank as of July 9, 1998 whose borrowings remained outstanding as of the Voting Record Date (the "Voting Record Date") other than Eligible Account Holders or Supplemental Eligible Account Holders ("Other Members"), and (5) to the Bank's employees, Officers and Directors ("Employees, Officers and Directors"). Notwithstanding the foregoing, to the extent there is an increase in the maximum of the Estimated Valuation Range, which will result in an increase in the maximum of the Offering Range (as defined in the Prospectus), Tax-Qualified Employee Plans shall be given a first priority to purchase the additional shares. It is anticipated that Tax-Qualified Employee Plans will purchase 10% of the Common Stock sold in the Offering.

     At any time following commencement of the Subscription Offering, to the extent sufficient shares of Common Stock are not sold to the persons in the foregoing categories, the Company may offer Common Stock in the Community Offering to members of the general public to whom a Prospectus has been delivered, with first preference to natural persons residing in the New York County of Rockland. ALL DEPOSITORS AND BORROWERS WHO HAVE MEMBERSHIP, VOTING AND LIQUIDATION RIGHTS WITH RESPECT TO THE BANK IMMEDIATELY PRIOR TO THE COMPLETION OF THE REORGANIZATION WILL CONTINUE TO HAVE SUCH RIGHTS SOLELY WITH RESPECT TO THE MUTUAL HOLDING COMPANY AS LONG AS THEY MAINTAIN DEPOSIT ACCOUNTS IN THE BANK OR THEIR BORROWINGS WITH THE BANK REMAIN OUTSTANDING AFTER THE COMPLETION OF THE REORGANIZATION.

     THE REORGANIZATION WILL NOT AFFECT THE BALANCE, INTEREST RATE OR FEDERAL INSURANCE PROTECTION OF ANY DEPOSIT ACCOUNT, AND NO PERSON WILL BE OBLIGATED TO PURCHASE ANY STOCK IN THE OFFERING.

Business Purposes              Net Offering proceeds will increase the capital
for the Reorganization         of the Bank, which will support the expansion
and Offering                   of its financial services to the public.
                               The reoganization to stock form and the use of a holding company structure are also expected to enhance its ability to expand through possible mergers and acquisitions (although no such transactions are contemplated at this time) and to diversify into other financial services and will facilitate the future access of the Company and the Bank to the capital markets.

Subscription and               As part of the Reorganization, Common Stock is
Community Offering             being offered for sale in the Subscription
                               Offering, in the priorities summarized below, to the Bank's (1) Eligible Account Holders, (2)
                               Tax-Qualified Employee Plans, (3) Supplemental
                               Eligible Account Holders, (4) Other Members and
                               (5) Employees, Directors and Officers. In addition, should a Community Offering be conducted, members of the general public may purchase Common Stock to the extent shares are available after satisfaction of subscriptions in the Subscription Offering, with a preference first to natural persons residing in the New
                               York County of Rockland.

Subscription Rights            Each Eligible Account Holder has been given
of Eligible Account            non-transferable rights to subscribe for an
Holders                        amount of shares equal to the greater of (i)
                               $200,000 of the Common Stock sold in the Offering; or (ii) 15 times the product (rounded down to the whole next number) obtained by multiplying the total number of shares to be issued by a fraction of which the numerator is the amount of Qualifying Deposits of such subscriber and the denominator is the total qualifying deposits of all account holders in this category on the qualifying date.


Subscription Rights            The Bank's Tax-Qualified Employee Plans have
of Tax-Qualified               been given non-transferable rights to subscribe
Employee Plans                 for up to 10% of the total number of shares sold
                               in the Offering after satisfaction of
                               subscriptions of Eligible Account Holders.
                               Notwithstanding the foregoing, to the extent there is an increase in the maximum of the Estimated Valuation Range that results in an increase in the maximum of the Offering Range (as defined in the Prospectus), Tax-Qualified
                               Employee Plans shall be given a first priority to purchase the additional shares. It is anticipated that Tax-Qualified Employee Plans will purchase 10% of the Common Stock sold in the Offering.


Subscription Rights            After satisfaction of subscriptions of Eligible
of Supplemental                Account Holders and Tax-Qualified Employee
Eligible Account               Plans, each Supplemental Eligible Account
Holders                        Holder has been given non-transferable rights
                               to subscribe for an amount of shares equal to the greater of (i) $200,000 of the Common Stock sold in the Offering; or (ii) 15 times the product (rounded down to the whole next number)
                                        obtained by multiplying the total
                                        number of shares to be issued by a
                                        fraction of which the numerator is
                                        the amount of Qualifying Deposits of
                                        such subscriber and the denominator
                                        is the total Qualifying Deposits of
                                        all account holders in this category
                                        on the qualifying date.

Subscription Rights of Other            Each Other Member has been given
Members                                 non-transferable rights to subscribe for
                                        an amount of shares equal to $200,000 of the Common Stock sold in the Offering;
                                        after satisfaction of the subscriptions
                                        of the Bank's Eligible Account Holders,
                                        Tax-Qualified Employee Plans and
                                        Supplemental Eligible Accounts Holders.

Subscription Rights of Employees,       Each, Employee, Director and Officer has
Directors and Officers                  been given, non-transferable rights to
                                        subscribe for $200,000 of Common Stock
                                        in the Offering; after satisfaction of
                                        the subscriptions of the Bank's Eligible
                                        Account Holders, Tax-Qualified Employee
                                        Plans, Supplemental Eligible Account
                                        Holders and Other Members.

Additional Purchase Limitations         No person or entity, together with
                                        associates, and persons acting in
                                        concert, may purchase more than
                                        $400,000 of the Common Stock sold in
                                        the Offering.  The Boards of
                                        Directors of the Company and the
                                        Bank may, in their sole discretion,
                                        increase the maximum purchase
                                        limitation to up to 9.99% of the
                                        shares sold, provided that orders
                                        for shares exceeding 5% shall not
                                        exceed, in the aggregate, 10% of the
                                        shares sold in the Offering.  Should
                                        the Bank increase the maximum
                                        purchase limitation above 5% of the
                                        Common Stock offered, persons who
                                        previously subscribed for the
                                        maximum number of shares will be
                                        given the opportunity to subscribe
                                        for additional shares.  The minimum
                                        purchase is $250 of Common Stock.
                                        The aggregate purchases of directors
                                        and executive officers and their
                                        associates may not exceed 25% of the
                                        total number of shares sold in the
                                        Offering.  These purchase limitations
                                        do not apply to the Bank's Tax-
                                        Qualified Employee Plans.

Expiration Date                         All subscriptions for Common Stock
                                        must be received by 10:00 a.m., New
                                        York time on December __, 1998.

How to Subscribe for Shares             For information on how to subscribe
                                        for Common Stock being offered in the
                                        Offering, please read the Prospectus
                                        and the Stock Order Form accompanying
                                        this Proxy Statement. Subscriptions
                                        will not become effective until the
                                        Plan has been approved by the Bank's
                                        members and at least the minimum of
                                        the Common Stock offered in the
                                        Offering has been subscribed for or
                                        sold in the Offering or through such
                                        other means as may be approved by the
                                        OTS.

Price of Common Stock                   All sales of Common Stock in the
                                        Offering will be made at $10.00 per
                                        share.  See "The Reorganization and
                                        Offering--Procedure for Purchasing
                                        Shares" in the Prospectus.

Tax Consequences                        The Bank has received an opinion from
                                        its special counsel, Luse Lehman
                                        Gorman Pomerenk & Schick, P.C.,
                                        stating that the Reorganization is a
                                        nontaxable reorganization under
                                        Section 368(a)(1)(F) of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code").  The Bank also has received
                                        an opinion from KPMG Peat Marwick,
                                        LLP stating that the Offering will
                                        not be a taxable transaction for New
                                        York income tax purposes.

REQUIRED VOTE                           APPROVAL OF THE PLAN WILL REQUIRE THE
                                        AFFIRMATIVE VOTE OF A MAJORITY OF ALL
                                        VOTES ELIGIBLE TO BE CAST AT THE
                                        SPECIAL MEETING.

                   RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS OF THE BANK RECOMMENDS THAT YOU VOTE TO APPROVE THE PLAN.

     The Bank is currently organized in mutual rather than stock form, meaning that it has no stockholders and no authority under its federal mutual charter to issue capital stock. The Bank's Board of Directors has adopted the Plan providing for the Reorganization. The sale of Common Stock of the Company, which will be formed to become the holding company of the Bank, will substantially increase the Bank's net worth. The Company will exchange a portion of the net proceeds from the sale of the Common Stock for the common stock of the Bank to be issued upon Reorganization. The Company expects to retain the balance of the net proceeds (up to 50%), as its initial capitalization and the Company intends to lend funds to the Employee Stock Ownership Plan, a tax-qualified employee stock benefit plan of the Bank, to fund its purchase of Common Stock in the Offering. This increased capital will support the expansion of the Bank's financial services to the public. The Board of Directors of the Bank also believes that the reorganization to stock form and the use of a holding company structure will enhance the Bank's ability to expand through possible mergers and acquisitions (although no such transactions are contemplated at this time) and will facilitate its future access to the capital markets.

     The Board of Directors of the Bank believes that the Reorganization will further benefit the Bank by enabling it to attract and retain key personnel through prudent use of stock-related incentive compensation and benefit plans. See "Management of the Bank--Benefit Plans" in the accompanying Prospectus.

     Voting in favor of the Plan will not obligate any person to purchase Common Stock.

DIRECTORS AND OFFICERS OF THE BANK

     Set forth below are the names, ages and present occupations of the Bank's directors and executive officers.


                                                AGE AT                                                      CURRENT
NAME                                         JUNE 30, 1998            POSITION            DIRECTOR SINCE  TERM EXPIRES
-------------------------------------------  -------------  ----------------------------  --------------  ------------
DIRECTORS:

William F. Helmer                                       64     Chairman of the Board                1974          1999
George Strayton                                         54   President, Chief Executive             1991          1999
                                                               Officer and Director
Dennis L. Coyle                                         62         Vice Chairman                    1984          1999
Murray L. Korn                                          73            Director                      1966          2000
Dr. Donald T. McNelis                                   65            Director                      1987          2000
Richard A. Nozell                                       64            Director                      1990          2000
William R. Sichol, Jr.                                  58            Director                      1990          2001
Wilbur C. Ward                                          72            Director                      1990          1999
F. Gary Zeh                                             60            Director                      1979          2001

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS:

Daniel G. Rothstein                                     51   Executive Vice President,
                                                               Chief Credit Officer
                                                              and Regulatory Counsel
Robert J. Sansky                                        51  Executive Vice President and
                                                            Director of Human Resources
Katherine A. Dering                                     50   Senior Vice President and
                                                              Chief Financial Officer
Stephen G. Dormer                                       47   Senior Vice President and
                                                           Director of Business Activity
John F. Fitzpatrick                                     46   Senior Vice President and
                                                           Director of Support Services

     The business experience for the past five years for each of the Bank's directors and executive officers is as follows:

     WILLIAM F. HELMER has served as the Chairman of the Board of Directors since 1994, and is the President of Helmer-Cronin Construction, Inc., a construction company.

     GEORGE STRAYTON has been employed by the Bank since 1982, and was named President and Chief Executive Officer of the Bank in 1986.

     DENNIS L. COYLE has served as Vice Chairman of the Board of Directors since 1994. Mr. Coyle is the owner of the Coyle Insurance Agency, the owner and President of Delco Realty and the owner of Dennis L. Coyle Rental Properties.

     MURRAY L. KORN was the Senior and Managing Partner of Korn, Rosenbaum, Phillips and Jauntig, an accounting firm, prior to his retirement in 1986. Mr. Korn also served as Chairman of the Board of Directors of the Bank from 1984 until his retirement from that position in 1994.

     DR. DONALD T. MCNELIS served as President of St. Thomas Aquinas College in Sparkill, New York from 1974 until his retirement in 1995.

     RICHARD A. NOZELL is the owner of Richard Nozell Building Construction, and serves as a general building contractor.

     WILLIAM R. SICHOL, JR. is a principal of Sichol & Hicks, P.C., a private law firm.

     WILBUR C. WARD is currently retired. Prior to his retirement, Mr. Ward was the President of Ward Bulldozers.

     F. GARY ZEH is the President of Haverstraw Transit Inc., a bus contracting company, and President and Owner of Quality Bus Sales and Service.

     DANIEL G. ROTHSTEIN has been employed by the Bank since 1983, and was named Executive Vice President of the Bank in 1989. Mr. Rothstein has served as the Bank's Chief Credit Officer and Regulatory Counsel since 1996.

     ROBERT J. SANSKY has been employed by the Bank since 1985, and was named Executive Vice President in 1989. Mr. Sansky has served as the Bank's Director of Human Resources since 1995.

     KATHERINE A. DERING has served as the Bank's Chief Financial Officer since 1994. Ms. Dering previously served as the Chief Financial Officer of a community bank located in Connecticut.

     STEPHEN G. DORMER has served as Senior Vice President and Director of Business Development of the Bank since 1996, and was previously Senior Vice President and Manager of the Bank's Commercial Loan Department from 1994 until 1996. Prior to joining the Bank in 1994, Mr. Dormer was Senior Vice President of a commercial bank located in Connecticut.

     JOHN F. FITZPATRICK has been employed by the Bank since 1986, and was named Senior Vice President and Director of Support Services in 1997.

     THE OTS HAS APPROVED THE PLAN SUBJECT TO THE APPROVAL OF THE BANK'S MEMBERS AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. HOWEVER, SUCH APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN BY THE OTS.

             INFORMATION RELATING TO VOTING AT THE SPECIAL MEETING

     The Board of Directors of the Bank has fixed ____________, 1998 as the Voting Record Date for the determination of members entitled to notice of the Special Meeting. All depositors of the Bank and certain borrowers of the Bank are members of the Bank under its current charter. All Bank members of record as of the close of business on the Voting Record Date will be entitled to vote at the Special Meeting or any adjournment thereof.

     Each depositor (including IRA account beneficiaries) will be entitled to cast one vote at the Special Meeting for each $100, or fraction thereof, of the aggregate withdrawal value of all of such depositor's accounts in the Bank as of the Voting Record Date, up to a maximum of 1000 votes. Joint accounts shall be entitled to no more than 1000 votes, and any owner may cast all the votes unless notified in writing. In general, accounts held in different ownership capacities will be treated as separate memberships for purposes of applying the 1000 vote limitation. For example, if two persons hold a $100,000 account in their joint names and each of the persons also holds a separate account for $100,000 in his own name, each person would be entitled to 1000 votes for each separate account and they would together be entitled to cast 1000 votes on the basis of the joint account. Where no proxies are received from IRA beneficiaries, the Bank, as trustee of these accounts, is entitled to vote these accounts in favor of the Plan. Each borrower as of July 9, 1998 whose borrowings remain outstanding as of the Voting Record Date will be entitled to cast one vote at the Special Meeting. A borrower member who is also a depositor shall be entitled to no more than a total of 1000 votes.

     Approval of the Plan requires the affirmative vote of a majority of the total outstanding votes of the Bank's members eligible to be cast at the Special Meeting. As of _______, 1998, the Bank had _____ members who were entitled to cast a total of ___________ votes at the Special Meeting. Bank members may vote at the Special Meeting or any adjournment thereof in person or by proxy. Any member giving a proxy will have the right to revoke the proxy at any time before it is voted by giving written notice to the Secretary of the Bank, provided that such written notice is received by the Secretary prior to the Special Meeting or any adjournment thereof, or upon request if the member is present and chooses to vote in person. All properly executed proxies received by the Board of Directors of the Bank will be voted in accordance with the instructions indicated thereon by the members giving such proxies. If no instructions are given, such proxies will be voted in favor of the Plan. If any other matters are properly presented at the Special Meeting and may properly be voted on, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named thereon. Management is not aware of any other business to be presented at the Special Meeting.

     If an unsigned proxy is returned or the member does not vote in person, the Bank is prohibited by OTS regulations from using a previously executed proxy to vote for the Reorganization. As a result, not voting will have the same effect as a vote against the Plan.

     To the extent necessary to permit approval of the Plan, proxies may be solicited by officers, directors or regular employees of the Bank, in person, by telephone or through other forms of communication and, if necessary, the Special Meeting may be adjourned to a later date. Such persons will be reimbursed by the Bank for their expenses incurred in connection with such solicitation. The Bank will bear all costs of this solicitation. The proxies solicited hereby will be used only at the Special Meeting and at any adjournment thereof.

                      PRINCIPAL EFFECTS OF REORGANIZATION

     Depositors. The Reorganization will not change the amount, interest rate, withdrawal rights or federal insurance protection of deposit accounts, or affect deposit accounts in any way other than with respect to voting and liquidation rights as discussed below.

     Borrowers. The rights and obligations of borrowers under their loan agreements with the Bank will remain unchanged by the Reorganization. The principal amount, interest rate and maturity date of loans will remain as they were contractually fixed prior to the Reorganization.

     Voting Rights of Members. Currently in the Bank's mutual form, members have voting rights and may vote for the election of directors. Following the Reorganization, members will cease to have voting rights in the Bank, but will have voting rights in the Mutual Holding Company. All voting rights in the Bank will be vested in the Company as the Bank's sole shareholder. Voting rights in the Company will be vested exclusively in its shareholders, with one vote for each share of Common Stock. The Mutual Holding Company will at all times own a majority of the Common Stock.

     The Bank. Under federal law, the stock savings bank resulting from the Reorganization will be deemed to be a continuation of the mutual savings bank rather than a new entity and will continue to have all of the rights, privileges, properties, assets and liabilities of the Bank prior to the Reorganization. The Reorganization will enable the Bank to issue capital stock, but will not change the general objectives, purposes or types of business currently conducted by the Bank, and no assets of the Bank will be distributed in order to effect the Reorganization, other than to pay the expenses incident thereto. After the Reorganization, the Bank will remain subject to examination and regulation by the OTS and will continue to be a member of the Federal Home Loan Bank System. The Reorganization will not cause any change in the executive officers or directors of the Bank.

     Tax Consequences. The Bank intends to proceed with the Reorganization on the basis of an opinion from Luse Lehman Gorman Pomerenk & Schick, P.C., Washington, D.C., as to certain tax matters that are material to the Reorganization. The opinion is based, among other things, on certain representations made by the Bank. See the section of the Prospectus entitled "The Reorganization and Offering--Federal and State Tax Consequences of the Reorganization" which is incorporated herein by reference.

     With respect to New York taxation, the Bank has received an opinion from KPMG Peat Marwick LLP to the effect that, assuming the Reorganization does not result in any federal taxable income, gain or loss to the Bank in its mutual or stock form, the Company, the account holders, borrowers, officers, directors and employees and Tax-Qualified Employee Plans of the Bank, the Offering should not result in any New York income tax liability to such entities or persons.

APPROVAL, INTERPRETATION, AMENDMENT AND TERMINATION

     Under the Plan, the letter from the OTS giving approval thereto, and applicable regulations, consummation of the Reorganization is subject to the satisfaction of the following conditions: (a) approval of the Plan at least a majority of the votes eligible to be cast at the Special Meeting; (b) sale of at least the minimum of the Common Stock to be offered in the Offering; and (c) receipt of favorable rulings or opinions of counsel as to the federal and New York tax consequences of the Reorganization.

     The Plan may be substantively amended by the Boards of Directors of the Bank and the Company with the concurrence of the OTS. If the Plan is amended, proxies which have been received prior to such amendment will not be resolicited unless required by the OTS. Also, as required by the federal regulations, the Plan provides that the transactions contemplated thereby may be terminated by the Board of Directors of the Bank alone at any time prior to the Special Meeting and may be terminated by the Board of Directors of the Bank at any time thereafter with the concurrence of the OTS, notwithstanding approval of the Plan by the members of the Bank at the Special Meeting. All interpretations by the Bank and the Company of the Plan and of the Stock Order Forms and related materials for the Offering will be final, except as regards or affects the OTS.

JUDICIAL REVIEW

     Section 5(i)(2)(B) of the Home Owners' Loan Act, as amended, 12 U.S.C.
(S)1464(i)(2)(B) and Section 563b.8(u) of the Rules and Regulations promulgated thereunder (12 C.F.R. Section 563b.8(u)) provide: (i) that persons aggrieved by a final action of the OTS which approves, with or without conditions, or disapproves a Plan, may obtain review of such final action only by filing a written petition in the United States Court of Appeals for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals for the District of Columbia, requesting that the final action of the OTS be modified, terminated or set aside, and (ii) that such petition must be filed within 30 days after publication of notice of such final action in the Federal Register, or 30 days after the date of mailing of the notice and proxy statement for the meeting of the converting institution's members at which the conversion is to be voted on, whichever is later. The notice of the Special Meeting of the

Bank's members to vote on the Plan described herein is included at the beginning of this Proxy Statement. The statute and regulation referred to above should be consulted for further information.

                            ADDITIONAL INFORMATION

     The information contained in the accompanying Prospectus, including a more detailed description of the Plan, financial statements of the Bank and a description of the capitalization and business of the Bank and the Company, including the Bank's directors and executive officers and their compensation, the anticipated use of the net proceeds from the sale of the Common Stock and a description of the Common Stock, is intended to help you evaluate the Reorganization and is incorporated herein by this reference.

     You may obtain a copy of the Plan by completing and returning the enclosed postage pre-paid Plan Request Card or by calling our Information Center at (800)
_____-______.

     YOUR VOTE IS VERY IMPORTANT TO US. PLEASE TAKE A MOMENT NOW TO COMPLETE AND RETURN YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. YOU MAY STILL ATTEND THE SPECIAL MEETING AND VOTE IN PERSON EVEN THOUGH YOU HAVE VOTED YOUR PROXY. FAILURE TO SUBMIT A PROXY WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE REORGANIZATION.

     If you have any questions or require a copy of the Plan, please call our Information Center at (800) ____-____.

     IMPORTANT: YOU MAY BE ENTITLED TO VOTE IN MORE THAN ONE CAPACITY. PLEASE SIGN, DATE AND PROMPTLY RETURN EACH PROXY CARD YOU RECEIVE.
                               ----

     THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.

     THE COMMON STOCK IS NOT A DEPOSIT ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

                                REVOCABLE PROXY

               SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                PROVIDENT BANK

                       FOR A SPECIAL MEETING OF MEMBERS
                       TO BE HELD ON DECEMBER ___, 1998


     The undersigned member of Provident Bank (the "Bank"), hereby appoints the full Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members of the Bank, to be held at [THE MAIN OFFICE OF THE BANK, LOCATED AT 400 RELLA BOULEVARD, MONTEBELLO, NEW YORK, ON ________, DECEMBER __, 1998 AT _____ A.M.], New York time., and at any and all adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled as follows:


                                                       FOR       AGAINST
                                                       ---       -------

1.  The approval of a Plan of Reorganization           [_]         [_]
    from Mutual Savings Bank to Mutual
    Holding Company and Stock Issuance Plan
    (the "Plan") pursuant to which the Bank
    will be reorganized into the mutual
    holding company structure. As part of the Plan, the Bank will convert to a federally-chartered stock savings bank which will be wholly-owned by Provident
    Bancorp, Inc., a to-be formed federal
    corporation (the "Company"). Pursuant to the Plan, the Company will issue 53.4% of its to-be outstanding shares of common stock to Provident Bancorp, MHC, a federal mutual holding company that will be formed pursuant to the Plan, and offer for sale to certain depositors and borrowers 46.6% of its to-be outstanding shares of common stock; and

such other business as may properly come before this Special Meeting or any adjournment thereof.


NOTE: The Board of Directors is not aware of any other matter that may come before the Special Meeting of Members.



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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED.  IF ANY OTHER BUSINESS IS
                    ---
PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

--------------------------------------------------------------------------------

      Votes will be cast in accordance with the Proxy. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Bank at said Meeting of the member's decision to terminate this Proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

      The undersigned acknowledges receipt of a Notice of Special Meeting of Members and a Proxy Statement dated ________________________, prior to the execution of this Proxy.



                              ____________________________________
                                                    Date


                              ____________________________________
                                                  Signature



  NOTE:   Only one signature is required
          in the case of a joint account.



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          PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN
                             THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------